SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C., 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
DATE OF REPORT: NOVEMBER 13, 2007
(Date of earliest event reported)

QUALMARK CORPORATION

(Exact name of registrant as specified in its charter)

COLORADO	0-28484	84-1232688
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)
4580 FLORENCE STREET, DENVER, COLORADO 80238

(Address of principal executive offices, zip code)
(303) 245-8800

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On November 13, 2007, Mr. Charles Johnston, the current President and Chief Executive Officer of QualMark Corporation (the “Company”) announced his retirement from the Company, which shall become effective on December 10, 2007. Mr. Johnston has agreed to continue as a consultant to the Company to assist in the transition of the Company’s new President and Chief Executive Officer at least until December 31, 2007, or longer based on the Company’s needs.
(c) On November 13, 2007, the Company appointed Mr. Andrew Drenick as the Company’s President and Chief Executive Officer, effective December 10, 2007. Mr. Drenick is a proven CEO with extensive experience in technology-based companies. He was most recently CEO & President of Inovonics Wireless, now owned by Roper Industries. Inovonics is a developer, manufacturer and marketer of wireless products for commercial security and meter reading applications. Throughout Mr. Drenicks tenure with Inovonics Wireless, he served as Chief Executive Officer and Board of Directors member from 2001 through 2005, President from 2005 through 2006 and Vice President of Sales and Marketing from 1993 through 2001. Prior to Inovonics, Mr. Drenick was in business development with American Management Systems, an IT services company. He started his career as a Design Engineer followed by roles in Engineering and Operations management. Mr. Drenick holds a BS in Engineering from Colorado School of Mines, an MBA from Stanford University, and is a licensed Mechanical Engineer. Mr. Drenick has no family relationships with any of the Company’s officers or directors.
Mr. Drenick’s employment is at-will and will commence on December 10, 2007. Mr. Drenick will receive a base salary of $200,000 per year, with the potential to earn a bonus of up to 30% of his base salary for meeting certain financial objectives.
Mr. Drenick will also receive a total of 250,000 incentive stock options under the Company’s 2005 and 2007 incentive compensation plans. These options were approved by the Company’s Board of Directors on November 16, 2007, to be effective upon the commencement of Mr. Drenick’s employment on December 10, 2007 at the fair market value as of that date. These options will vest in equal installments over a period of three years. The portion of the options approved under the 2007 incentive compensation plan are conditioned upon shareholder approval of the plan at its next annual meeting to be held approximately in May, 2008.

SIGNATURES
     Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALMARK CORPORATION (Registrant)
Date: November 20, 2007	By:	/s/ CHARLES D. JOHNSTON
Charles D. Johnston
President & CEO

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